                                                                    Exhibit 11.1

                       MULTIPLE ZONES INTERNATIONAL, INC.
              COMPUTATION OF HISTORICAL PRIMARY EARNINGS PER SHARE

                                                                                                            Three Months Ended
                                                                                                         -----------------------
                                                            Year Ended     Year Ended     Year Ended
                                                           December 31,   December 31,   December 31,     March 31,    March 31,
                                                               1993           1994           1995           1995         1996
                                                           ------------   ------------   ------------    ----------   ----------
  Net income                                               $   451,321    $   412,153    $3,191,537      $  233,607   $2,173,061
  Adjustment to net income for accretion
  of Series B Redeemable Convertible Preferred
  Stock                                                                                    (153,088)                    (229,631)
                                                           -----------    -----------    ----------      ----------   ----------
  Net income applicable to common stock
  equivalents                                              $   451,321    $   412,153    $3,038,449      $  233,607   $1,943,430
                                                           ===========    ===========    ==========      ==========   ==========
  Shares used in calculating primary earnings per share:
     Weighted average common shares
     outstanding                                             7,500,000      7,500,000     9,375,000       7,500,000    9,375,000

     Weighted average common shares
     giving effect to conversion of
     Series A Convertible Preferred
     Stock to Common Stock                                   1,094,178      1,875,000                     1,875,000

     Net effect of stock options and
     warrants granted during the 12
     months prior to this offering at less
     than the offering price, calculated
     using the treasury stock method at
     the offering price of $15 per
     share, and treated as outstanding
     for the entire period                                     387,026        387,026       387,026         387,026      387,026

     Weighted average stock options
     outstanding issued prior to 12
     months before this offering
     calculated using the treasury stock
     method at the offering price of $15
     per share                                                  86,610        122,360       172,128         149,042      165,577
                                                           -----------    -----------    ----------      ----------   ----------
           Total shares                                      9,067,814      9,884,386     9,934,154       9,911,068    9,927,603
                                                           ===========    ===========    ==========      ==========   ==========

  Primary earnings per share                               $      0.05    $      0.04    $     0.31      $     0.02   $     0.20
                                                           ===========    ===========    ==========      ==========   ==========

                                                                   Exhibit 11.1

                       MULTIPLE ZONES INTERNATIONAL, INC.
           COMPUTATION OF HISTORICAL FULLY DILUTED EARNINGS PER SHARE

                                                                                                            Three Months Ended
                                                                                                         ------------------------
                                                            Year Ended     Year Ended     Year Ended
                                                           December 31,   December 31,   December 31,     March 31,    March 31,
                                                               1993           1994           1995           1995         1996
                                                           ------------   ------------   ------------    -----------  -----------
  Net income                                                 $  451,321   $   412,153     $ 3,191,537    $   233,607  $ 2,173,061
                                                             ==========   ===========     ===========    ===========  ===========
  Shares used in calculating fully diluted earnings
  per share:
     Weighted average common shares
     outstanding                                              7,500,000     7,500,000       9,375,000      7,500,000    9,375,000

     Weighted average common shares
     giving effect to conversion of
     Series A Convertible Preferred
     Stock to Common Stock                                    1,094,178     1,875,000                      1,875,000

     Net effect of conversion of Series
     B Redeemable Convertible Preferred Stock to Common
     Stock, calculated using the treasury stock method
     at the offering price of $15 per share,
     and treated as outstanding for the entire period           452,007       452,007         452,007        452,007      452,007

     Net effect of stock options and
     warrants granted during the 12
     months prior to this offering at less
     than the offering price, calculated
     using the treasury stock method at
     the offering price of $15 per
     share, and treated as outstanding
     for the entire period                                      387,026       387,026         387,026        387,026      387,026

     Weighted average stock options
     outstanding issued prior to 12
     months before this offering
     calculated using the treasury stock
     method at the offering price of $15
     per share                                                   86,610       122,360         172,128        149,042      165,577
                                                             ----------   -----------     -----------    -----------  -----------
           Total shares                                       9,519,821    10,336,393      10,386,161     10,363,075   10,379,610
                                                             ==========   ===========     ===========    ===========  ===========

  Fully diluted earnings per share                           $     0.05   $      0.04     $      0.31    $      0.02  $      0.21
                                                             ==========   ===========     ===========    ===========  ===========

                                                                 Exhibit 11.1

                       MULTIPLE ZONES INTERNATIONAL, INC.
                   COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                                                                   Three Months Ended
                                                               -------------------------
                                                  Year Ended
                                                 December 31,    March 31,    March 31,
                                                     1995          1995         1996
                                                 ------------  -----------   -----------
  Net income                                     $ 3,191,537   $   233,607   $ 2,173,061
                                                 ===========   ===========   ===========
  Shares used in calculating pro forma
  earnings per share:

     Weighted average common shares
     outstanding                                   9,375,000     7,500,000     9,375,000

     Weighted average common shares
     giving effect to conversion of
     Series A Convertible Preferred Stock
     to Common Stock                                             1,875,000

     Net effect of conversion of Series B
     Redeemable Convertible Preferred Stock
     to Common Stock, calculated using the
     treasury stock method at the offering
     price of $15 per share, and treated as
     outstanding for the entire period               452,007       452,007       452,007

     Net effect of stock options and warrants
     granted during the 12 months prior
     to this offering at less than the offering
     price, calculated using the treasury
     stock method at the offering price of
     $15 per share, and treated as outstanding
     for the entire period                           387,026       387,026       387,026

     Weighted average stock options
     outstanding issued prior to 12
     months before this offering
     calculated using the treasury stock
     method at the offering price of $15
     per share                                       172,128       149,042       165,577
                                                 -----------   -----------   -----------
           Total shares                           10,386,161    10,363,075    10,379,610
                                                 ===========   ===========   ===========

  Pro forma earnings per share                   $      0.31   $      0.02   $      0.21
                                                 ===========   ===========   ===========

                                                                    EXHIBIT 11.1

                       MULTIPLE ZONES INTERNATIONAL, INC.

                  COMPUTATION OF HISTORICAL EARNINGS PER SHARE

                                                                                                       THREE MONTHS ENDED
                                                      YEAR ENDED      YEAR ENDED      YEAR ENDED     -----------------------
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    MARCH 31,    MARCH 31,
                                                         1993            1994            1995          1995          1996
                                                     ------------    ------------    ------------    ---------    ----------
                                                                                                           (UNAUDITED)
PRIMARY EARNINGS PER SHARE:
Net income........................................      $451,321        $412,153      $3,191,537      $233,607    $2,173,061
Adjustment to net income for accretion of Series B
  Redeemable Convertible Preferred Stock..........                                      (153,088)                   (229,631)
                                                     ------------    ------------    ------------    ---------    ----------
Net income applicable to common stock
  equivalents.....................................      $451,321        $412,153      $3,038,449      $233,067    $1,943,430
                                                     ===========     ===========     ===========     =========    ==========
Shares used in calculating primary earnings per
  share:
  Weighted average common shares outstanding......     5,000,000       5,000,000       6,250,000     5,000,000     6,250,000
  Weighted average common shares giving effect to
    conversion of Series A Preferred Stock to
    Common Stock..................................       729,452       1,250,000                     1,250,000
  Net effect of stock options and warrants granted
    during the 12 months prior to this offering
    exercisable at prices less than the offering
    price and treated as outstanding for the
    entire period.................................       675,707         675,707         675,707       675,707       675,707
  Weighted average stock options outstanding
    issued prior to 12 months before this
    offering......................................        58,389          82,562         128,632       107,644       125,280
                                                     ------------    ------------    ------------    ---------    ----------
        Total shares..............................     6,463,548       7,008,269       7,054,339     7,033,351     7,050,987
                                                     ===========     ===========     ===========     =========    ==========
Primary earnings per share........................         $0.07           $0.06           $0.43         $0.03         $0.28
                                                     ===========     ===========     ===========     =========    ==========
FULLY DILUTED EARNINGS PER SHARE:
Net income........................................      $451,321        $412,153      $3,191,537      $233,607    $2,173,061
                                                     ===========     ===========     ===========     =========    ==========
Shares used in calculating fully diluted net
  income per share:
  Weighted average common shares outstanding......     5,000,000       5,000,000       6,250,000     5,000,000     6,250,000
  Weighted average common shares giving effect to
    conversion of Series A Preferred Stock to
    Common Stock..................................       729,452       1,250,000                     1,250,000
  Net effect of conversion of Series B Redeemable
    Convertible Preferred Stock to Common Stock
    treated as outstanding for the entire
    period........................................       612,476         612,476         612,476       612,476       612,476
  Net effect of stock options and warrants granted
    during the 12 months prior to this offering
    exercisable at prices less than the offering
    price treated as outstanding for the entire
    period........................................       675,707         675,707         675,707       675,707       675,707
  Weighted average stock options outstanding
    issued prior to 12 months before this
    offering......................................        58,389          82,562         128,632       107,644       125,280
                                                     ------------    ------------    ------------    ---------    ----------
        Total shares..............................     7,076,024       7,620,745       7,666,815     7,645,827     7,663,463
                                                     ===========     ===========     ===========     =========    ==========
Fully diluted earnings per share..................         $0.06           $0.05           $0.42         $0.03         $0.28
                                                     ===========     ===========     ===========     =========    ==========

                                        2